As filed with the Securities and Exchange Commission on September 20, 2000
                                                 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------

                                 XL CAPITAL LTD
             (Exact name of registrant as specified in its charter)


          Cayman Islands                               98-0058718
   (State or other jurisdiction           (I.R.S. Employer Identification No.)
 of incorporation or organization)

                                Cumberland House
                               One Victoria Street
                                P.O. Box HM 2245
                             Hamilton HM JX Bermuda
                    (Address of Principal Executive Offices)
                               -------------------

                XL CAPITAL LTD 1991 PERFORMANCE INCENTIVE PROGRAM
                XL CAPITAL LTD 1999 PERFORMANCE INCENTIVE PROGRAM
        XL CAPITAL CONVERTED 1997 INCENTIVE AND CAPITAL ACCUMULATION PLAN
                               -------------------

                             Paul S. Giordano, Esq.
                              Senior Vice President
                               and General Counsel
                                 XL Capital Ltd
                            c/o CT Corporation System
                                  1633 Broadway
                            New York, New York 10019
                     (Name and address of agent for service)

                                 (212) 246-5070
          (Telephone number, including area code, of agent for service)
                               -------------------

                                    Copy to:

                               Immanuel Kohn, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                             New York, NY 10005-1702
                               -------------------



                         CALCULATION OF REGISTRATION FEE
=======================================================================================================================
 Title of Securities to     Amount to be        Proposed Maximum          Proposed Maximum              Amount of
     be Registered        ----------------     Offering Price Per        Aggregate Offering          Registration Fee
                             Registered              Share                     Price
-----------------------------------------------------------------------------------------------------------------------
        Class A
     Ordinary Shares,        10,340,801            $69.78(3)              $721,581,093.78              $190,497.41
    par value $.01 per       shares(2)
         share(1)
=======================================================================================================================

(1) Includes Preferred Share Purchase Rights, which prior to the occurrence of certain events will not be exercisable or evidenced separately from the Ordinary Shares

(2) Represents 8,500,000 shares issuable under the XL Capital Ltd 1991 Performance Incentive Program; 1,250,000 shares issuable under the XL Capital Ltd 1999 Performance Incentive Program; and 590,801 shares issuable under the XL Capital Converted 1997 Incentive And Capital Accumulation Plan.

(3) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the registration fee have been calculated based on the basis of the average high and low prices reported for the Class A Ordinary Shares reported on the New York Stock Exchange on September 13, 2000.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by XL Capital Ltd (the "Company" or the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are hereby incorporated by reference in this registration statement:

     (i) Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (File No. 1-10804);

     (ii) Proxy Statement for the Annual General Meeting of Shareholders held on May 12, 2000 (File No. 1-10804);

     (iii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (File No. 1-10804);

     (iv) Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-10804); and

     (v) The Company's Registration Statement on Form S-4 filed with the Commission on April 26, 1999, including the description of the Company's Ordinary Shares contained therein under the caption "Share Capital," including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4. DESCRIPTION OF SECURITIES.

                  Not required.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not required.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 109 of the Company's Articles of Association, incorporated by reference to Exhibit G to the Joint Proxy Statement of EXEL Limited and Mid Ocean Limited dated July 2, 1998 (the "Joint Proxy

Statement"), contains provisions with respect to indemnification of the directors and officers of the Company. The general effect of these provisions is to provide for the indemnity by the Company of an officer, director, employee or agent of the Company for threatened, pending or completed actions, suits or proceedings (other than an action by or in the right of the Company) brought against such indemnified person by reason of the fact that such person was an officer, director, employee or agent of the Company, if such indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     The Articles of Association also provide for the indemnification of such person against expenses actually and reasonably incurred in connection with suits brought by or in the right of the Company by reason of the fact that such indemnified person is an officer, director, employee or agent of the Company if such indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company; provided that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful neglect or default in the performance of his duty to the Company unless and only to the extent that the Grand Court of the Cayman Islands or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Grand Court or other such court shall deem proper.

     To the extent that such indemnified person shall be successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Directors and officers of the Company are also provided with indemnification against certain liabilities pursuant to a directors and officers liability insurance policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not required.

ITEM 8. EXHIBITS.

Exhibit
Number               Exhibit

4.1 Memorandum of Association of the Registrant (incorporated by reference to Annex G to the Joint Proxy Statement).

4.2 Articles of Association (incorporated by reference to Annex G to the Joint Proxy Statement).

4.3 Rights Agreement, dated as of September 11, 1998, between the Company and Chase Mellon Shareholder Services, L.L.C., as Rights Agent (incorporated herein by reference to the Company's Current Report on Form 8-K dated October 21, 1998).

5    Opinion of Hunter & Hunter.

23.1 Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Ernst & Young LLP.

23.3 Consent of Hunter & Hunter (included in Exhibit 5).

24   Powers of Attorney.

99.1 Appointment of CT Corporation System as U.S. Agent for Service of Process (incorporated by reference to the Company's Form F-N filed with the Commission on September 24, 1998).


ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference into this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on September 20, 2000.

                                 XL CAPITAL LTD


                                 By:  *
                                      -----------------------------------------
                                      Name:  Brian M. O'Hara
                                      Title: President, Chief Executive Officer
                                             and Director


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                  Title                                            Date
----------                                  -----                                            ----
  *                                         President, Chief Executive Officer and           September 20, 2000
---------------------------------           Director
Name:  Brian M. O'Hara

  *                                         Executive Vice President and Chief Financial     September 20, 2000
---------------------------------           Officer
Name:  Robert R. Lusardi

  *                                         Chairman of the Board of Directors               September 20, 2000
---------------------------------
Name:  Michael P. Esposito, Jr.

  *                                         Director                                         September 20, 2000
-----------------------------
Name:  Ronald L. Bornhuetter

  *                                         Director                                         September 20, 2000
-----------------------------
Name:  Michael A. Butt

  *                                         Director                                         September 20, 2000
-----------------------------
Name:  Robert Clements

  *                                         Director                                         September 20, 2000
-----------------------------
Name:  Sir Brian Corby

  *                                         Director                                         September 20, 2000
-----------------------------
Name:  Robert R. Glauber

  *                                         Director                                         September 20, 2000
-----------------------------
Name:  Ian R. Heap



                                      II-5

  *                                         Director                                         September 20, 2000
-----------------------------
Name:  Paul Jeanbart

  *                                         Director                                         September 20, 2000
-----------------------------
Name:  John Loudon

  *                                         Director                                         September 20, 2000
-----------------------------
Name:  Daniel J. McNamara

  *                                         Director                                         September 20, 2000
-----------------------------
Name:  Robert S. Parker

  *                                         Director                                         September 20, 2000
-----------------------------
Name:  Cyril Rance

  *                                         Director                                         September 20, 2000
-----------------------------
Name:  Alan Z. Senter

  *                                         Director                                         September 20, 2000
-----------------------------
Name:  John T. Thornton

  *                                         Director                                         September 20, 2000
-----------------------------
Name:  Ellen E. Thrower

  *                                         Director                                         September 20, 2000
-----------------------------
Name:  John Weiser

/s/ Paul S. Giordano                        Senior Vice President, General Counsel and       September 20, 2000
---------------------------------           Secretary
Name:  Paul S. Giordano


*By:  /s/ Paul S. Giordano
      --------------------
      Attorney-in-fact

                                  EXHIBIT INDEX


Exhibit
Number                      Exhibit

4.1 Memorandum of Association of the Registrant (incorporated by reference to Annex G to the Joint Proxy Statement).

4.2 Articles of Association (incorporated by reference to Annex G to the Joint Proxy Statement).

4.3 Rights Agreement, dated as of September 11, 1998, between the Company and Chase Mellon Shareholder Services, L.L.C., as Rights Agent (incorporated herein by reference to the Company's Current Report on Form 8-K dated October 21, 1998).

5    Opinion of Hunter & Hunter.

23.1 Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Ernst & Young LLP.

23.3 Consent of Hunter & Hunter (included in Exhibit 5).

24   Power of Attorney.

99.1 Appointment of CT Corporation System as U.S. Agent for Service of Process (incorporated by reference to the Company's Form F-N filed with the Commission on September 24, 1998).





                                      II-7